Exhibit 99.1

Robert B. Catell
Annual Meeting Remarks
For Delivery on May 20, 2005
Tilles Center, Greenvale, Long Island

As you can see from our displays out front ... and from our annual report ... our theme is "Climate is Everything."

At first glance, that tagline may not be one you link with an energy company.

But when you learn more about it, I think you'll see its meaning and how it applies to KeySpan's value proposition and our brand promise.

It really comes down to a very simple concept ... delivering the best possible customer experience ... or creating the right climate for our customers ... in all that we do ... every day.

To explain this idea further, I'd like to play a short video that we delivered to our employees when we launched our new brand strategy and ad campaign back in September.

Let's take a look.

[VIDEO PLAYS]
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Those T.V. commercials are engaging, and so is our radio and print advertising.

But they're just one part of delivering our brand message.

The KeySpan brand becomes whole only when we put everything together ... our solid, low-risk strategy, our skilled work force, and our substantial commitment to the communities we serve.

These attributes give us a blueprint for growth that we believe will ultimately deliver shareholder value in the top quartile of our peers.

Today, I'm going to detail the steps we're taking to get there.

But first, I'd like to briefly review 2004 and 2005 year-to-date.

And then ... I'd like to spend time on my vision for the future of KeySpan ... and how we're going to tackle the tough issues and seize the opportunities.

So, let's begin with last year.


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The bottom line is that your company had a very good year in 2004.

Our solid financial results allowed us to raise the dividend as we strengthened our financial situation, lowered our risk profile, and set the stage for future growth.

I spoke last year about how a strong company needs to keep getting stronger.

And I believe we're doing just that ... despite the challenges in the marketplace ... an uncertain economy ... ongoing energy price volatility ... and rising costs.

We  continue  to  offer  a  secure,   stable  and  low-risk  investment  to  our
shareholders.

Let's look at a few of the highlights for 2004 ...

As I'm sure you know, we were able to raise the dividend for the first time since 1998, to $1.82 per share.

You've been asking for an increase, and we're happy to deliver one.

We feel $1.82 per share is sustainable and we'll look to raise the dividend as we continue to improve our balance sheet and increase our cash flow.

Of course, an improved balance sheet and increased cash flow are essential to maintaining the dividend.

We were successful in 2004, as we reduced our debt-to-total-capitalization ratio from 58 to 53 percent.

Another fundamental goal is to maintain our strong "A" credit rating, which allows us favorable access to the capital markets at lower interest rates.

And we continued to focus on expense management and operational efficiency.

Last year, we absorbed a $100 million increase in operating expenses and kept expenses flat compared to 2003.

The improvement in our cash flow position was due ... in large part ... to the sales of our largest non-core assets ... Houston Exploration and KeySpan Canada.

These sales provided us with almost $1 billion in cash ... and allowed us to do three things:

One, to further pay down debt.


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Two,  provide the financial  flexibility  and  liquidity to purchase  additional assets that will add value to our already strong portfolio.

And three ... to improve the company's overall risk profile.

All things that will help us in the long term.

We also made a decision to exit our unregulated mechanical contracting businesses.

These businesses weren't performing well nor supporting the growth of our core businesses.

It was not only the right time to exit these businesses, it was the right time to reaffirm our confidence in KeySpan Home Energy Services.

This business supports our core gas distribution business and has more than 200,000 heating, cooling and appliance repair service contracts throughout the New York Metropolitan area and New England.

KeySpan Home Energy Services will be taking on a larger role in our customer strategy, which I'll talk more about later.

Moving on to our core gas distribution business ... we completed more than 50,000 new gas installations last year, providing almost $55 million in new gross profit margin.

And we continue to grow this business efficiently and profitably.

As you can see from this graph, in the past three years we've grown very efficiently ... as our ratio of gross profit margin per foot of gas main installed has increased by more than twofold.

In 2004, our gas growth results were achieved with a 20 percent reduction in capital expenditures and a 15 percent reduction in marketing and operating expenses ... a great example of our company-wide emphasis on maximizing return on invested capital.

In our core electric service business, we benefited from the operation of our new, state-of-the-art, Ravenswood power plant, which went into commercial operation just about one year ago.

The availability of our power plants is an important measure of performance ... and our online rate is among the best in the country.


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


With that in mind, our new facility was available almost 100 percent of the time last summer ... providing us with an essential source of revenue as it supplies much-needed capacity to New York City.

On Long Island, our power plants ... more than 4,000-megwatts worth ... performed superbly as well.

They were also available close to 100 percent during the summer ... a real credit to the employees at our generating plants.

The Long Island plants, with long-term power purchase agreements in place with the Long Island Power Authority ... or LIPA ... provide us with a regulated, reliable and low-risk return on our investment.

And the KeySpan employees, who manage LIPA's transmission and distribution system here on Long Island, should be very proud of their contribution in making this overhead system the most reliable one in New York State.

Collectively, of course, all of these things reflect in our bottom line ... our earnings and total shareholder return.

Earnings for 2004 were $2.77 per share.

Of that, $2.41 per share came from our core operations ... 8 percent higher than in 2003.

And our total shareholder return amounted to almost 12 percent when you include the dividend yield of 4.5 percent and stock price appreciation of more than 7 percent.

But I think you all know that an investment in KeySpan isn't just for the short-term.

Our investors expect us to deliver enduring, consistent value, and we've done just that.

Over the past five years, we've delivered a total shareholder return of 17 percent on an annualized basis.

In contrast, the S&P Utilities Index returned 5 percent and the S&P 500 lost 2 percent over the same period.

And so far, in 2005, the momentum continues.

We got off to an excellent start, with strong first quarter results as core earnings were up 7 percent over the same period last year.


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Sales growth in the gas business is ahead of goal and our financial profile was strengthened by a $500 million bond redemption in January, which helped lower our interest costs and debt-to-total capitalization ratio even more.

And our earnings target for 2005 ... is $2.30 to $2.40 per share ... that's 5 percent more than 2004 when you exclude the impact of Houston Exploration and KeySpan Canada.

As we look to the future, achieving our objectives and keeping our promises will create a firm platform for sustainable growth ... and an increase in shareholder value.

And it will be based on improving what's gotten us here in the first place ... the strength of our core gas and electric businesses ... and our expertise in managing energy assets and supply.

How are we going to do it?

First, we'll focus even more on growing the company from within ... what we call "organic growth."

We'll continue to efficiently add new gas customers in the prime Northeast market.

And we will intensify our focus on financial efficiency without losing sight of our tradition of excellence in operations and safety.

Operating in this prosperous region is one of the great distinguishing features between KeySpan and its competitors.

But now we've got to take the next steps to further distinguish ourselves.

And that means getting a more detailed view of our customers ... including identifying different customer segments and factoring in such detailed information as income levels, decision-making processes and attitudes about home and family.

Ultimately, this knowledge will help us tailor our products and services to meet customer needs.

And it's a big part of bringing our new brand strategy to life.

Getting closer to the customer will involve further integration of both our gas distribution business and KeySpan Home Energy Services.


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


This closer alignment will provide us with the opportunity to enhance the growth on the retail side of our business over the next several years.

So, in terms of growth, our customer focus has never been more important to us.

This focus is enhanced by our asset and supply strategy, which at its heart is also about meeting our customers' needs.

At present we own, or are involved in, a solid, profitable set of assets that serve the Northeast market.

These include ... generation ...  interstate  pipelines ...  transportation  and
supplier   contracts  ...  Liquefied  Natural  Gas  infrastructure  ...  storage facilities ... and a small gas production operation in West Virginia.

Our strategy over the next few years is straightforward ... to optimize these assets and build or purchase new assets that fully support our core businesses.

First, we'll look to increase synergies between our operation in New York and New England.

One example is in our gas supply contracts.

We're in the process of moving our gas supply portfolio management in-house, where we have the capability to add profitability to the bottom line.

On the electric side, we'll look to enhance the supply portfolio performance to our generation and maximize the use of efficient, combined cycle and other generation technologies.

Leveraging our strength in managing electric T&D systems is also an area that presents us with excellent upside potential.

And of course, new or existing asset opportunities that support our core businesses are always on our radar screen.

We look at these opportunities constantly, but they must meet our stringent financial and risk criteria to effectively "make the final cut."

For generation projects, that means being in a load pocket ... an area that desperately needs the local capacity ... or having a low-risk, long-term power purchase agreement in place.

Right now, we're evaluating a number of options, including the New York Power Authority's request for proposal for 500-megawatts within New York City.


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


Any new asset must also complement our existing low-risk portfolio and provide an appropriate return on our investment.

And it must be in alignment with our corporate strategy.

But tough issues need to be addressed and resolved, and I want to discuss some of them now.

Like all forms of energy these days, today's higher, more volatile gas prices are affecting consumers.

We have a sound, strategic plan to help ease this situation for our customers... and those are our investments in new pipelines and LNG infrastructure.

Specifically, I'm talking about the Islander East Pipeline, the Millennium Pipeline and our KeySpan LNG enhancement project in Providence, Rhode Island.

In essence, each project will bring much needed additional supplies of natural gas to our region ... each from different areas ... to mitigate price increases and volatility ... and to fuel growing demand.

We continue to meet with ... and work with ... all stakeholders to resolve issues of safety and environmental viability.

All of these projects are proceeding through the regulatory approval process ... and if they are approved ... they are expected to be in service in the 2006 to 2007 period.

Now I'd like to update you on an item that is critical to Long Island's energy future.

As you may know, LIPA is in the process of reviewing a number of different options regarding its future ... including the privatization of its T&D system, its option to purchase KeySpan's Long Island generation assets, or to just continue its operations as they presently exist.

While we believe there isn't a significant downside to this analysis, we feel there are a number of opportunities for KeySpan.

One in particular would be KeySpan owning the T&D system.

We already manage this system for LIPA at record performance levels and we know our employees are most qualified to continue to run it in a safe and efficient manner.

There are opportunities for synergies ... which could provide benefits to our shareholders and to Long Island's electric customers.


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


We believe a long-term plan should be developed to provide a sustainable energy future for the residents of Long Island.

We are confident our employees can provide for this plan in both generation and T&D ... and result in benefits to our shareholders.

And as LIPA and New York State make their decisions in the coming months, we will continue to play a key role in the process.

OK, that's an overview of our future strategy.

To grow our business, we'll need to pursue this strategy with a passion.

We'll do that by connecting everyday with our employees.

By building an enduring organization based on high-performance.

By being out there with customers looking for great ideas for growth.

By being true to our core values in every decision we make.

And ultimately, by getting results for all of our stakeholders, with the bottom line of creating long-term shareholder value.

On behalf of our 10,000 employees, I can report that the future opportunities I've outlined today provide exciting challenges that we look forward to meeting.

KeySpan's accomplishments and future prospects are due in large part to the talent, experience and dedication of these men and women.

To put it simply, they are outstanding at what they do.

And, as a case in point, I'd like to share a short video with you.

Back in December, you may recall that a village contractor accidentally punctured an 8-inch gas main that required a 20-mile stretch of main to be shut down on Long Island's North Fork.

It was unseasonably cold, and our employees had to react immediately to get our customers back online and warm.

The restoration involved employees from all regions, and I'm very proud of the way they handled themselves in an unprecedented situation.

To me, it brings the "Climate is Everything" ideal to life.


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


[VIDEO PLAYS]
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In closing,  I'd like to thank our Board of Directors for their contributions to the long-term vision of KeySpan.

Their guidance and support has put KeySpan's governance structure in the top tier of corporations in the S&P 500.

I'd also like to express my appreciation to retiring Board member, J. Atwood Ives, who served on KeySpan's Board for almost 4 years.

Woody served with distinction as a member of the Executive Committee and Corporate Governance and Nominating Committee.

And I'd like to thank him for his years of service to KeySpan and the energy industry.

And finally, I'd like to extend my deepest thanks to you, our shareholders.

Your investment in us ... your belief in us ... is what makes our business possible.

And we remain committed, as ever, to seeing that you are well served by that investment.

Thank you.


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